Ex. 99.1

Katapult Delivers Second Quarter Gross Originations, Revenue and Adjusted EBITDA Above Outlook
Raising Full Year 2025 Gross Originations Outlook
Gross Originations, Revenue and Adjusted EBITDA Growth to Continue In Third Quarter

PLANO, Texas, August 13, 2025 — Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the second quarter ended June 30, 2025.

“We came out of the gate strong in 2025 and that momentum has continued into the second quarter,” said Orlando Zayas, CEO of Katapult. “We are executing our strategy to turn the Katapult app marketplace into a premier shopping destination for lease-to-own consumers across the US, and this is driving across-the-board growth. During the second quarter we achieved 30% gross originations growth, including 81% growth in KPay (Katapult Pay(R)) gross originations, and 22% revenue growth compared to last year. In addition, for Katapult overall, we grew our unique new customer base by approximately 40% year-over-year while sustaining a high repeat customer rate and NPS score. Taken together, we believe these performance metrics illustrate the health of our growing marketplace. We are looking forward to a strong second half of the year and believe we are well positioned to create value for all of our stakeholders.”

Operating Progress: Recent Highlights

•Increased activity within the Katapult app marketplace
◦~60% of second quarter gross originations started in the Katapult app marketplace, making it the single largest customer referral source. Total app marketplace gross originations grew 56% year-over-year.
◦Total app marketplace applications grew ~39% year-over-year in the second quarter
◦Customer satisfaction remained high and Katapult had a Net Promoter Score of 63 as of June 30, 2025
◦58.4% of gross originations for the second quarter of 2025 came from repeat customers1
•Grew consumer engagement by adding app functionality and features and executing targeted marketing campaigns
◦KPay conversion rate increased during the second quarter leading to unique KPay customer count growth of nearly 87% year-over-year
◦KPay gross originations grew approximately 81% year-over-year in the second quarter; 39% of total gross originations were transacted using KPay
◦Launched Sam’s Club, Guitar Center, and Pottery Barn in the Katapult app marketplace, bringing the total number of merchants in our KPay ecosystem to 39
•Made strong progress against merchant engagement initiatives
◦Direct and waterfall gross originations, which represented approximately 61% of total second quarter originations, grew 11%. Excluding the home furnishings and mattress category, these gross originations grew approximately 56%.
◦Continued to expand our relationships with merchant-partners with new waterfall integrations and monetization strategies as well as co-promoted marketing campaigns

Ex. 99.1
Second Quarter 2025 Financial Highlights

(All comparisons are year-over-year unless stated otherwise.)

•Gross originations were $72.1 million, an increase of 30.4%. Excluding the home furnishings and mattress category, gross originations grew 62% year-over-year.
•Total revenue was $71.9 million, an increase of 22.1%
•Total operating expenses in the second quarter were flat year-over-year. Our fixed cash operating expenses2, which exclude litigation settlement and other non-cash and variable expenses, increased slightly, by 0.6% year-over-year.
•Net loss was $7.8 million for the second quarter of 2025, an increase compared with net loss of $6.9 million reported for the second quarter of 2024. The higher net loss was mainly driven by $1.0 million of one-time expenses related to the extinguishment of debt in connection with our debt refinancing. This expense is an add back to Adjusted EBITDA.
•Adjusted net loss2 was $5.7 million for the second quarter of 2025, compared with adjusted net loss of $5.4 million reported for the second quarter of 2024.
•Adjusted EBITDA2 was $0.3 million for the second quarter of 2025 an improvement compared with Adjusted EBITDA2 loss of $0.4 million in the second quarter of 2024.
•Katapult ended the quarter with total cash and cash equivalents of $9.0 million, which includes $5.3 million of restricted cash. The Company ended the quarter with $80.6 million of outstanding debt on its revolving credit facility.
•Write-offs as a percentage of revenue were 9.8% in the second quarter of 2025 and are within the Company’s 8% to 10% long-term target range. This compares with 9.3% in the second quarter of 2024.

[1] Repeat customer rate is defined as the percentage of in-quarter originations from existing customers.
[2] Please refer to the “Reconciliation of Non-GAAP Measure and Certain Other Data” section and the GAAP to non-GAAP reconciliation tables below for more information.

Ex. 99.1
Refinancing Update

On June 12, 2025, Katapult entered into a new Refinancing Agreement with Blue Owl Capital to refinance our previously existing $90 million revolving line of credit and approximately $32 million term loan. Under the terms of the new Refinancing Agreement, the liquidity for our revolving line of credit was increased by $20 million to $110 million, including a higher advance rate, currently 95%, that will increase over time, allowing Katapult to borrow a higher amount against its eligible asset value. The maturity date was also extended to December 4, 2026. In addition to the maturity date extension and the increased liquidity, the new agreement reduced the interest rate on the facility. The interest rate for the revolving line of credit was reduced by approximately 150bps. The interest rate on the term loan was fixed at 18% and has been structured as a payment-in-kind loan, with cash interest deferred and added to the loan balance. In consideration for the new agreement, Katapult issued warrants to Blue Owl that give them the option to purchase up to 486,264 shares of our common stock, and agreed to repay the term loan by June 30, 2026 or allow Blue Owl to convert the term loan into equity. Key terms of this agreement were approved by stockholders at a special meeting of stockholders held on August 6, 2025. For a full description of the Refinancing Agreement, please refer to our SEC filings.

Third Quarter and Full Year 2025 Business Outlook

The Company is continuing to navigate the current macro environment, which includes a challenging home furnishings category and uncertainty surrounding the impact of tariff regulations. Given our first half performance, the current breadth of our merchant selection, our plans to introduce new merchants to the Katapult App Marketplace during the rest of 2025, and our planned marketing campaigns, we believe we will continue to deliver growth in 2025. We believe we have a large addressable market of underserved, non-prime consumers, and it’s important to note that lease-to-own solutions have historically benefited when prime credit options become less available.

Given our quarter-to-date progress, Katapult expects the following results for the third quarter of 2025:

•25% to 30% year-over-year increase in gross originations
•20% to 25% year-over-year increase in revenue
•Between $3 million and $3.5 million of Adjusted EBITDA

Based on the macroeconomic assumptions above and the operating plan in place for the full year 2025 as well as year-to-date results, Katapult is raising its expectations for full year 2025 gross originations performance and reiterating its expectations for full year revenue and Adjusted EBITDA:

•We expect gross originations to grow between 20% and 25%

This outlook does not include any material impact from prime creditors tightening or loosening above us and assumes that there are no significant changes to the macro environment.

Both our third quarter and full year outlooks assume that the gross originations for the home furnishings and mattress category do not improve materially from our 2024 performance.

Ex. 99.1
•We also expect to maintain strong credit quality in our portfolio. This will be driven by ongoing enhancements to our risk modeling, onboarding high quality new merchants through integrations, and repeat customers engaging with Katapult Pay

•Continue to expect revenue growth of at least 20%

•Finally, with the focused execution of our disciplined expense management strategy combined with our growing top-line, we continue to expect to deliver at least $10 million in positive Adjusted EBITDA

"We made a lot of progress during the second quarter; from our operations to our capital structure we believe we have strengthened our foundation for continued growth,” said Nancy Walsh, CFO of Katapult. “From an operating perspective, we are continuing to grow the top-line without adding substantial ongoing expenses to the business, which is allowing us to deliver bottom-line improvements including better-than-expected Adjusted EBITDA for the second quarter. We are also making progress strengthening our balance sheet and believe that our new Refinancing Agreement with Blue Owl is a substantial step toward the goal of building a balance sheet that supports our growth opportunities while helping us unlock the power of our financial model. Our entire team is focused on scaling our business profitably and we are looking forward to a great second half.”

Conference Call and Webcast

The Company will host a conference call and webcast at 8:00 AM ET on Wednesday, August 13, 2025, to discuss the Company’s financial results. Related presentation materials will be available before the call on the Company’s Investor Relations page at https://ir.katapultholdings.com. The conference call will be broadcast live in listen-only mode and an archive of the webcast will be available for one year.

About Katapult

Katapult is a technology driven lease-to-own platform that integrates with omnichannel retailers and e-commerce platforms to power the purchasing of everyday durable goods for underserved U.S. non-prime consumers. Through our point-of-sale (POS) integrations and innovative mobile app featuring Katapult Pay(R), consumers who may be unable to access traditional financing can shop a growing network of merchant partners. Our process is simple, fast, and transparent. We believe that seeing the good in people is good for business, humanizing the way underserved consumers get the things they need with payment solutions based on fairness and dignity.

Contact

Jennifer Cohn Kull
VP of Investor Relations
ir@katapult.com

Ex. 99.1
Forward-Looking Statements

Certain statements included in this Press Release and on our quarterly earnings call that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements may be identified by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will,” “would,” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to: in this Press Release and on our associated earnings call, statements regarding our third quarter of 2025 and full year 2025 business outlook; the success of our anticipated marketing efforts; our market opportunity, our ability to acquire and retain new and existing merchants and customers; and customer adoption and continue growth of our mobile app featuring Katapult Pay. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of our management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, meeting future liquidity requirements and complying with restrictive covenants related to indebtedness; potential impact of the conversion of our term loan;the execution of our business strategy and expanding information and technology capabilities; our market opportunity and our ability to acquire new customers and retain existing customers; adoption and success of our mobile application featuring Katapult Pay; the timing and impact of our growth initiatives on our future financial performance; anticipated occurrence and timing of prime lending tightening and impact on our results of operations; general economic conditions in the markets where we operate, the cyclical nature of customer spending, and seasonal sales and spending patterns of customers; risks relating to factors affecting consumer spending that are not under our control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, consumer confidence in future economic conditions, political conditions, and consumer perceptions of personal well-being and security and willingness and ability of customers to pay for the goods they lease through us when due; risks relating to uncertainty of our estimates of market opportunity and forecasts of market growth, including the home furnishings and retail environment; risks related to the concentration of a significant portion of our transaction volume with a single merchant partner, or type of merchant or industry; the effects of competition on our future business; the impact of unstable market and economic conditions such as rising inflation and interest rates; reliability of our platform and effectiveness of our risk model; data security breaches or other information technology incidents or disruptions, including cyber-attacks, and the protection of confidential, proprietary, personal and other information, including personal data of customers; ability to attract and retain employees, executive officers or directors; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing and servicing our indebtedness; enhance future operating and financial results; anticipate rapid technological changes, including generative artificial

Ex. 99.1
intelligence and other new technologies; comply with laws and regulations applicable to our business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to our business, including with respect to rental purchase transactions and privacy regulations; maintain and grow relationships with merchants and partners; respond to uncertainties associated with product and service developments and market acceptance; the impacts of new U.S. federal income tax laws; material weaknesses in our internal control over financial reporting which, if not identified and remediated, could affect the reliability of our financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions, terrorism, public health crises and pandemics (such as COVID-19), trade wars, or responses to such events; and those factors discussed in greater detail in the section entitled “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 that we filed with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release or on our quarterly earnings call. All forward-looking statements contained herein or expressed on our quarterly earnings call are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Key Performance Metrics

Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor: gross originations, total revenue, gross profit, adjusted gross profit and adjusted EBITDA.

Gross originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.

Total revenue represents the summation of rental revenue and other revenue. Katapult measures this metric to assess the total view of pay through performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers.

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the

Ex. 99.1
“Non-GAAP Financial Measures” section below for a description and presentation of adjusted gross profit and adjusted EBITDA, which are non-GAAP measures utilized by management.

Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, adjusted net loss and fixed cash operating expenses. The Company believes that for management and investors to more effectively compare core performance from period to period, the non-GAAP measures should exclude items that are not indicative of our results from ongoing business operations.The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, and underwriting fees. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP measure that is defined as net loss before interest expense and other fees, interest income, change in fair value of warrants and loss on issuance of shares, provision for income taxes, depreciation and amortization on property and equipment and capitalized software, provision of impairment of leased assets, loss on partial extinguishment of debt, stock-based compensation expense, litigation settlement and other related expenses, and debt refinancing costs.

Adjusted net loss is a non-GAAP measure that is defined as net loss before change in fair value of warrants and loss on issuance of shares, stock-based compensation expense and litigation settlement and other related expenses and debt refinancing costs.

Fixed cash operating expenses is a non-GAAP measure that is defined as operating expenses less depreciation and amortization on property and equipment and capitalized software, stock-based compensation expense, litigation settlement and other related expenses, debt refinancing costs, and variable lease costs such as servicing costs and underwriting fees. Management believes that fixed cash operating expenses provides a meaningful understanding of non-variable ongoing expenses.

Adjusted gross profit, adjusted EBITDA and adjusted net loss are useful to an investor in evaluating the Company’s performance because these measures:

•Are widely used to measure a company’s operating performance;
•Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and
•Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Management believes that the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are not part of our core operations, highly variable or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net loss, gross profit, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

Ex. 99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue
Rental revenue	$70,716	$58,196	$141,794	$122,338
Other revenue	1,170	667	2,038	1,586
Total revenue	71,886	58,863	143,832	123,924
Cost of revenue	60,718	48,935	118,315	97,508
Gross profit	11,168	9,928	25,517	26,416
Operating expenses	12,578	12,549	27,463	25,237
Income (loss) from operations	(1,410)	(2,621)	(1,946)	1,179
Loss on extinguishment of term loan	(1,040)	—	(1,040)	—
Interest expense and other fees	(5,361)	(4,674)	(10,505)	(9,201)
Interest income	26	359	83	683
Change in fair value of warrant liability	11	109	(25)	(53)
Loss before income taxes	(7,774)	(6,827)	(13,433)	(7,392)
Provision for income taxes	(61)	(61)	(90)	(66)
Net loss	$(7,835)	$(6,888)	$(13,523)	$(7,458)

Weighted average common shares outstanding - basic and diluted	4,813	4,286	4,716	4,264

Net loss per common share - basic and diluted	$(1.63)	$(1.61)	$(2.87)	$(1.75)

Ex. 99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,659	$3,465
Restricted cash	5,331	13,087
Property held for lease, net of accumulated depreciation and impairment	69,393	67,085
Prepaid expenses and other current assets	3,599	6,731
Deferred financing costs, current	5,804	—
Total current assets	87,786	90,368
Property and equipment, net	209	253
Capitalized software and intangible assets, net	2,134	2,076
Right-of-use assets, non-current	364	383
Security deposits	91	91
Total assets	$90,584	$93,171
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,527	$1,491
Accrued liabilities	21,960	17,372
Accrued litigation settlement	1,447	2,199
Unearned revenue	5,441	4,823
Revolving line of credit, net	80,617	82,582
Term loan, net, current	28,280	30,047
Derivative liability - new term loan	3,558	—
Lease liabilities	46	179
Total current liabilities	143,876	138,693
Lease liabilities, non-current	418	444
Other liabilities	352	828
Total liabilities	144,646	139,965
STOCKHOLDERS' DEFICIT
Common stock, $.0001 par value-- 250,000,000 shares authorized; 4,569,546 and 4,446,540 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	107,912	101,657
Accumulated deficit	(161,974)	(148,451)
Total stockholders' deficit	(54,062)	(46,794)
Total liabilities and stockholders' deficit	$90,584	$93,171

Ex. 99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(13,523)	$(7,458)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	81,180	68,730
Depreciation for early lease purchase options (buyouts)	19,010	14,757
Depreciation for impaired leases	13,932	11,568
Change in fair value of warrants	25	53
Stock-based compensation	1,930	2,943
Loss on extinguishment of debt	1,040	—
Amortization of debt discount	1,873	1,405
Amortization of debt issuance costs, net	361	132
Accrued PIK interest expense	1,172	697
Amortization of right-of-use assets	161	152
Changes in operating assets and liabilities:
Property held for lease	(115,784)	(92,078)
Prepaid expenses and other current assets	2,947	1,002
Accounts payable	1,036	552
Accrued liabilities	1,485	(1,533)
Accrued litigation	(500)	—
Lease liabilities	(159)	(114)
Unearned revenues	618	544
Net cash (used in) provided by operating activities	(3,196)	1,352
Cash flows from investing activities:
Purchases of property and equipment	(24)	(25)
Additions to capitalized software	(636)	(312)
Net cash used in investing activities	(660)	(337)
Cash flows from financing activities:
Proceeds from Existing Revolving Facility	10,013	14,642
Principal repayments on New and Existing Revolving Facilities	(12,154)	(5,655)
Payments of deferred financing costs	(1,204)	—
Repurchases of restricted stock	(361)	(457)
Proceeds from exercise of stock options	—	18
Net cash (used in) provided by financing activities	(3,706)	8,548
Net (decrease) increase in cash, cash equivalents and restricted cash	(7,562)	9,563
Cash and cash equivalents and restricted cash at beginning of period	16,552	28,811
Cash and cash equivalents and restricted cash at end of period	$8,990	$38,374

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,066	$6,888
Cash paid for income taxes	$48	$203
Cash paid for operating leases	$112	$166

Supplemental disclosure of non-cash investing & financing activities
Issuance of warrants to purchase common stock in connection with debt refinancing	$3,934	$—
Issuance of common stock for litigation settlement	$752	$—
Issuance of New Term Loan derivative liability in connection with debt refinancing	$3,558	$—
Deferred financing costs accrued but not yet paid	$3,103	$—
Extinguishment of Existing Term Loan	$32,654	$—

Ex. 99.1
KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net loss	$(7,835)	$(6,888)	$(13,523)	$(7,458)
Add back:
Interest expense and other fees	5,361	4,674	10,505	9,201
Interest income	(26)	(359)	(83)	(683)
Change in fair value of warrants	(11)	(109)	25	53
Provision for income taxes	61	61	90	66
Depreciation and amortization on property and equipment and capitalized software	315	263	645	529
Provision for impairment of leased assets	270	429	420	602
Debt refinancing costs and loss on extinguishment of debt	1,145	—	2,116	—
Stock-based compensation expense	864	1,552	1,930	2,943
Litigation settlement and other related expenses	178	$—	437	—
Adjusted EBITDA	$322	$(377)	$2,562	$5,253

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net loss	$(7,835)	$(6,888)	$(13,523)	$(7,458)
Add back:
Change in fair value of warrants	(11)	(109)	25	53
Stock-based compensation expense	864	1,552	1,930	2,943
Litigation settlement and other related expenses	178	—	437	—
Debt refinancing costs and loss on extinguishment of debt	1,145	—	2,116	—
Adjusted net loss	$(5,659)	$(5,445)	$(9,015)	$(4,462)

Ex. 99.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Operating expenses	$12,578	$12,549	$27,463	$25,237
Less:
Depreciation and amortization on property and equipment and capitalized software	315	263	645	529
Stock-based compensation expense	864	1,552	1,930	2,943
Servicing costs	1,127	1,141	2,212	2,273
Underwriting fees	830	491	1,602	1,000
Litigation settlement and other related expenses	178	—	437	—
Debt refinancing costs	105	—	1,076	—
Fixed cash operating expenses	$9,159	$9,102	$19,561	$18,492

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Total revenue	$71,886	$58,863	$143,832	$123,924
Cost of revenue	60,718	48,935	118,315	97,508
Gross profit	11,168	9,928	25,517	26,416
Less:
Servicing costs	1,127	1,141	2,212	2,273
Underwriting fees	830	491	1,602	1,000
Adjusted gross profit	$9,211	$8,296	$21,703	$23,143

CERTAIN KEY PERFORMANCE METRICS

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total revenue	$71,886	$58,863	$143,832	$123,924

KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS BY QUARTER

	Gross Originations by Quarter
($ millions)	Q1	Q2	Q3	Q4
FY 2025	$64.2	$72.1	$—	$—
FY 2024	$55.6	$55.3	$51.2	$75.2
FY 2023	$54.7	$54.7	$49.6	$67.5
FY 2022	$46.7	$46.4	$44.1	$59.8
FY 2021	$63.8	$64.4	$61.0	$58.9